Exhibit 13.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Cheung Po, LUI, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of Acco Group Holdings Limited for the fiscal year ended June 30, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Acco Group Holdings Limited.

Date: November 17, 2025

/s/ Cheung Po, LUI
Cheung Po, LUI
Chief Executive Officer and Director
(Principal Executive Officer)

I, Yuen Yuk, HAU, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 20-F of Acco Group Holdings Limited for the fiscal year ended June 30, 2025, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 20-F fairly presents, in all material respects, the financial condition and results of operations of Acco Group Holdings Limited.

Date: November 17, 2025

/s/ Yuen Yuk, HAU
Yuen Yuk, HAU
Chief Financial Officer
(Principal Accounting and Financial Officer)